SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”), dated as of October 19, 2018 (“Effective Date”), is by and between POLARITYTE, INC., a Delaware corporation, having an office at 1960 South 4250 West, Salt Lake City, Utah 84104 (“Sublandlord”) and PETER COHEN LLC, a __________ limited liability company, having an office at __________ (“Subtenant”);

WHEREAS, Sublandlord is the tenant under that certain lease agreement dated October ___, 2018 (“Primary Lease”) with LEFRAK SBN LIMITED PARTNERSHIP, a Georgia limited partnership (“Prime Landlord”) for the lease of that certain premises (“Demised Premises”) more particularly described in the Primary Lease and located in the building having a street address of 40 West 57th Street in the Borough of Manhattan, City of New York (“Building”); and

WHEREAS, Sublandlord desires to sublease a portion of the Demised Premises to Subtenant, and Subtenant desires to sublease a portion of Demised Premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Demise. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the premises (“Subleased Premises”) shown on Exhibit A attached to and made a part of this Sublease, comprising approximately 3,973.2 square feet of the Demised Premises.

2. Term.

(a) The term of this Sublease (“Term”) shall commence on the Effective Date and will expire on the Expiration Date set forth in the Prime Lease (“Sublease Expiration Date”).

(b) If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination.

3. Permitted Use. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

4. Payment of Rent.

(a) Subtenant shall pay rent for the Premises provided in this Sublease, at the initial annual fixed rental amount (the “Subtenant Fixed Rent”) of Sixty Dollars ($60.00) per square foot per annum. For all purposes of this Sublease, the parties hereto hereby agree that the Subleased Premises contains approximately 3,973.20 rentable square feet. On the Effective Date, Subtenant shall only occupy approximately twenty-three (23%) percent of the Subleased Premises (i.e., 1,220.6 rentable square feet), but anticipates that it will expand and occupy the remaining portions of the Subleased Premises over the Term. Accordingly, Subtenant agrees that, commencing on the Effective Date, Subtenant shall pay Fixed Rent for the Subleased Premises based on its actual occupancy thereof in the annual amount of Seventy-Three Thousand Two Hundred Thirty-Six and 00/100 ($73,236.00) Dollars ($6,103.00 per month).

(b) Subtenant covenants and agrees that, no later than forty (40) days prior to the date on which it intends to occupy any additional portion of the Subleased Premises, Subtenant shall notify Sublandlord of such proposed expansion (any, an “Expansion Notice”), which notice shall describe in detail the area of the Subleased Premises into which Subtenant is expanding. Following receipt of such Expansion Notice from Subtenant, Sublandlord shall measure such expansion space and notify Subtenant of (i) the size of the expanded portion of the Subleased Premises, (ii) the resulting total rentable square footage which will be thereafter occupied by Subtenant, and (iii) the revised annual and monthly Subtenant Fixed Rent amounts, which amounts, as determined by Sublandlord, shall be final and binding upon the parties, absent manifest error. Commencing on the date on which Subtenant actually expands into such additional portion of the Subleased Premises, Subtenant shall be liable to Sublandlord for all increased Subtenant Fixed Rent on account of such expansion.

(c) Commencing on the date on which Subtenant actually expands into the entirety of the Subleased Premises and so long as Subtenant occupies and uses all the approximately 3,973.20 square feet of the Subleased Premises, the adjusted annual fixed rental amount (the “Adjusted Subtenant Fixed Rent”) for the Subleased Premises shall be of Fifty-Eight and 60/100’s Dollars ($58.60) per square foot per annum, or the annual amount of Two Hundred Thirty-Two Thousand Eight Hundred Twenty-Nine and 52/100 ($232,829.52) Dollars ($19,402.46 per month). Subtenant shall be liable to Sublandlord for all Adjusted Subtenant Fixed Rent on account of such expansion.

(d) Further, Subtenant shall pay its proportionate share of Additional Rent (as that term is defined in the Primary Lease). Subtenant’s proportionate share shall be calculated by dividing the square footage of the Subleased Premises by the square footage of the Demised Premises. The amounts payable by Subtenant hereunder shall be collectively referred to as “Shared Costs”. Based Rent and Shared Costs shall be collectively referred to as “Rent”.

(e) Subtenant shall pay to Sublandlord the first monthly installment of Rent at the time of execution and delivery of this Sublease by Subtenant to Sublandlord and shall pay all other monthly installments of Rent no less than three business days prior to the date same is due under the Primary Lease.

(f) All Rent shall be due and payable without demand therefor unless otherwise designated by Sublandlord and without any deduction, offset, abatement, counterclaim or defense. The monthly installments of Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated.

5. Incorporation of Primary Lease by Reference.

(a) The terms, covenants and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublandlord and every term, covenant and condition of the Primary Lease binding upon or inuring to the benefit of Sublandlord shall (as the tenant under the Primary Lease), in respect of this Sublease, be binding upon and inure to the benefit of Subtenant. Whenever the term “Owner” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefore; whenever the term “Tenant” appears in the Primary Lease, the word “Subtenant” shall be substituted therefore; whenever the word “Premises” appears in the Primary Lease, the word “Subleased Premises” shall be substituted therefore.

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(b) Notwithstanding the foregoing, (i) the following numbered paragraphs of the Primary Lease shall not apply to this Sublease: 2A(2), 6B, 11, 22, 23 and 28, and (ii) the time limits contained in the Primary Lease for Sublandlord, as tenant, to give notices, make demands or perform any act, covenant or condition or to exercise any right, remedy or option, are modified herein by shortening the same in each instance by three business days. In case such time limits in the Primary Lease are for less than three business days, those time limits are modified herein by shortening the same by 50%. If any of the express provisions of this Sublease shall conflict with any of the provisions of the Primary Lease, the provisions of the Primary Lease shall govern.

(c) If Sublandlord becomes aware of a default by the Prime Landlord under the Primary Lease, Sublandlord will give written notice thereof to Subtenant within three business days after Sublandlord becomes aware of such default.

6. Subordination to Primary Lease. This Sublease is subject and subordinate to the Primary Lease. A copy of the Primary Lease is attached hereto as Exhibit B and made a part of this Sublease.

7. AS-IS Condition. Subtenant accepts the Subleased Premises in its current, “as-is” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment or decorations, except Sublandlord shall deliver the Subleased Premises in broom clean condition. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Effective Date, ordinary wear and tear excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.

8. Alterations. Subtenant will not make any alterations, additions, or improvements to the Subleased Premises without Sublandlord’s prior written consent, which consent Sublandlord may withhold in its reasonable discretion.

9. Performance By Sublandlord. Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations or other work, or electricity, heating, ventilation, air-conditioning, water, cleaning or other utilities or services, or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord pursuant to the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations. Notwithstanding the foregoing, upon the written request of Subtenant, Sublandlord shall make a written demand upon Prime Landlord to perform its obligations under the Primary Lease with respect to the Subleased Premises if Prime Landlord fails to perform same within the time frame and in the manner required pursuant to the Primary Lease; provided, however, Subtenant shall not be required to bring any action against the Prime Landlord to enforce its obligations. In the event Sublandlord makes written demand upon Prime Landlord or brings an action against Prime Landlord to enforce Prime Landlord’s obligations under the Primary Lease with respect to the Subleased Premises, all costs and expenses (including without limitation reasonable attorneys’ fees and expenses) so incurred by Sublandlord in connection therewith shall be deemed additional rent and shall be due and payable by Subtenant to Sublandlord within ten days after notice from Sublandlord.

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10. No Privity of Estate; No Privity of Contract. Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

11. No Breach of Primary Lease. Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant or condition of the Primary Lease, notwithstanding such act, thing or omission is permitted under the terms of this Sublease.

12. Subtenant Defaults.

(a) If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period contained in the Primary Lease (as such applicable grace or cure period is modified by Section 5 above), Sublandlord, after three days’ notice to Subtenant, shall have the right, but not the obligation, to seek to remedy any such default on the behalf of, and at the expense of, Subtenant, provided, however, that in the case of: (i) a life safety or property related emergency; or (ii) a default which must be cured within a time frame set forth in the Primary Lease which does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord may remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including without limitation reasonable attorneys’ fees and expenses) so incurred by Sublandlord shall be deemed additional rent and shall be due and payable by Subtenant to Sublandlord within ten days after notice from Sublandlord.

(b) If Subtenant fails to pay any installment of Rent within three business days after the due date of such payment, Subtenant shall pay to Sublandlord, as additional rent, a “late charge” of $0.10 for every dollar of an installment so overdue for the purposes of defraying the expense of handling such delinquent payment.

(c) If Subtenant fails to pay any installment of Rent within three business days from the due date of such payment, in addition to the payment of the late charge set forth immediately above, Subtenant shall also pay to Sublandlord, as additional rent, interest at the Default Rate (hereinafter defined) from the due date of such payment to the date payment is made. “Default Rate” shall mean a rate per annum equal to the lesser of: (i) 5% in excess of the prime rate of The Wall Street Journal on the due date of such Rent; and (ii) the highest rate of interest permitted by applicable laws.

(d) In case of any breach hereof by Subtenant, Sublandlord shall have all the rights and remedies against Subtenant as would be available to the Prime Landlord against Sublandlord (as the tenant under the Primary Lease) if such breach were by Sublandlord.

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13. Consents. Whenever the consent or approval of Sublandlord is required, Subtenant shall also be obligated to obtain the written consent or approval of Prime Landlord, if required pursuant to the terms of the Primary Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly provide any information or documentation that Prime Landlord may request. Subtenant shall reimburse Sublandlord, not later than ten days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers or others charged by Prime Landlord in connection with any consent or approval. Sublandlord shall have no liability of any kind to Subtenant for Prime Landlord’s failure to give its consent or approval.

14. Assignment or Subletting. Except for Andover, a non-trading publicly-held company, and ArmaVir Partners, LLC, a registered investment advisor, Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may be withheld in its sole and absolute discretion, and (b) Prime Landlord.

15. Indemnity. Subtenant agrees to indemnify, defend and hold harmless Sublandlord and its officers, directors, managers, members, employees and representatives from and against any and all claims, demands, causes of action, costs, losses or expenses, including attorneys’ fees and other legal expenses (with counsel reasonably acceptable to Sublandlord), or other liabilities for damage to property or injury to, harassment of, or death of any person (including any servant, agent or employee of Subtenant, and any servant, agent or employee of any third party hired or retained by Subtenant) arising out of or in consequence of Subtenant’s use of the Subleased Premises, the operation of Subtenant’s business on the Subleased Premises (including any contamination of the Subleased Premises or any other property resulting from the presence or use of hazardous material caused or permitted by Subtenant), or any other acts or omissions of the Subtenant or any third party hired or retained by Subtenant (or any servant, agent or employee of any of them). Subtenant’s obligations hereunder will survive the expiration or earlier termination of this Sublease.

16. Release. Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord pursuant to the terms of the Primary Lease. Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Prime Landlord and any additional parties, which Sublandlord is required to provide pursuant to the provisions of the Primary Lease.

17. Right of Entry. Sublandlord reserves the right for itself, and its duly authorized agents and representatives, at all reasonable times, to enter upon the Subleased Premises for the purpose of inspecting and showing the Subleased Premises to any prospective tenant or encumbrancer, and for all other reasonable purposes. Nothing contained in this Section implies or imposes any duty on Sublandlord to inspect the Subleased Premises.

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18. Notices. All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set forth below:

To Subtenant at:	Peter Cohen LLC ______________________ ______________________

To Sublandlord at:	PolarityTE, Inc.
Attention: Paul Mann Chief Financial Officer
40 West 57th Street, 23rd floor
New York, New York 10019

With a copy to:	PolarityTE, Inc.
Attention: Mark Lehman, Chief Legal Counsel
40 West 57th Street, 23rd floor
New York, New York 10019

19. Brokers. Sublandlord and Subtenant each represent to the other that it has not dealt with any broker in connection with this Sublease and the transactions contemplated hereby. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs and expenses (including without limitation reasonable attorneys’ fees and other charges) arising out of any claim, demand or proceeding for commissions, fees, reimbursement for expenses or other compensation by any person or entity who shall claim to have dealt with the indemnifying party in connection with the Sublease. This Section shall survive the expiration or earlier termination of this Sublease.

20. Entire Agreement. This Sublease contains the entire agreement between the parties with respect to the subject matter contained herein and all prior negotiations and agreements are merged herein. In the event any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall remain unaffected.

21. Amendments and Modifications. This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

22. Attorney Fees. If either Sublandlord or Subtenant institutes any action or proceeding against the other party, or such party’s affiliates, relating to the provisions of this Sublease or any default hereunder beyond any applicable notice and cure periods, the non-prevailing party in such action or proceeding shall reimburse the prevailing party in a final, non-appealable judgment for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. The prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court in the action or proceeding itself without the necessity for a cross action by the prevailing party. In addition to the foregoing award of attorneys’ fees, costs and disbursements to the prevailing party, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the expiration of the Term.

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23. Successors and Assigns. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

24. Counterparts. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

25. Defined Terms. All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

26. Choice of Law. This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law rules.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

POLARITYTE, INC., a Delaware corporation		PETER COHEN LLC, a __________ limited liability company

By:	/s/ Paul Mann	By:	/s/ Peter Cohen
Print Name:	Paul Mann	Print Name:	Peter Cohen
Title:	Chief Financial Officer	Title:	Manager

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exhibit a

40 West 57th Street
20th Floor, Suite 2010

N

20th Floor Full Plan (For Reference)

56TH ST.
SOUTH
WEST
EAST
NORTH
SHARED
AREA 18
15'x10'
(Incl. 1 wall)
AREA 17
15'x19'
(Incl. 1 wall)
SHARED
SHARED
SHARED
SHARED
Files/Counter
Copier
SHARED
AREA 16
6'x8'
AREA 15
6'x8'
AREA 1
13'x10'
(Incl. 1 wall)
AREA 2
13'x10'
(Incl. 1 wall)
AREA 3
13'x9'
(Incl. 1 wall)
AREA 4
13'x9'
(Incl. 1 wall)
AREA 5
13'x9'
(Incl. 1 wall)
AREA 6
13'x9'
(Incl. 1 wall)
SHARED
SHARED
SHARED
AREA 11
6'x8'
AREA 12
6'x8'
AREA 13
6'x8'
AREA 14
6'x8'
AREA 7
6'x8'
AREA 8
6'x8'
AREA 9
6'x8'
AREA 10
6'x8'
SHARED
SHARED
SHARED
1
2
3
25
26
27
28
29
30
31
35
36
37
38

exhibit b

Incorporated herein by this reference is the Agreement of Lease dated October 19, 2018, between LEFRAK SBN LIMITED PARTNERSHIP, a Georgia limited partnership, and POLARITYTE, INC., a Delaware corporation.